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                                                                    EXHIBIT 10.7




NORTH CAROLINA
WILKES COUNTY

                               LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into on this 25th day of February, 1997, by and between EDWARD F. GREENE and his wife, FRANCES C. GREENE, hereinafter referred to as the "Landlord" and WILKES NATIONAL BANK, a corporation duly organized and existing under the laws of the State of North Carolina, hereinafter referred to as the "Tenant."

                                 WITNESSETH:

       THAT FOR and in consideration of the rental hereinafter reserved and the covenants and agreements herein contained, Landlord has agreed to lease and does hereby demise and lease unto Tenant, and Tenant has agreed to take and lease and does hereby lease from Landlord, the premises known as 1600 Curtis Bridge Road, Wilkesboro, North Carolina and being a building containing approximately 1,800 square feet of interior space and including the parking area adjacent to the said building all as more particularly described on the attached Exhibit A:

                              1.  TERM OF LEASE:

       The term of this lease shall be for a period of 2 years commencing on the first (lst.) day of March, 1997 and ending on the first day of March, 1999, both dates inclusive. The lease may be extended for an additional one (1) year term at the option of the Tenant upon the Tenant giving the Landlord notice of its desire to extend at least sixty (60) days prior to the expiration of the initial term. Any such renewal term shall be upon the same terms and conditions hereunder.

                                 2.  RENTAL:

       As rental for said premises Tenant shall pay Landlord in advance on or before the first day of each month without notice or further demand the amount of $4,000.00 + Consumer Price Index.

                                3.  UTILITIES

       The Tenant shall pay all charges for sewer, electricity, water, light, heat, power, and telephone or other communications service used, rendered, or supplied upon or in connection with the leased property, and shall indemnify the Landlord against any liability or damages on such account.
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                                  4.  TAXES

       Tenant shall pay when due, all real property taxes and assessments of any kind or nature which are now or may hereafter be imposed upon the demised premises; and the Tenant shall pay when due all taxes of any kind or nature imposed or assessed upon the merchandise, equipment, inventory, or other property installed or brought onto the demised premises by or for the Tenant. If the lease commences or terminates during a portion of a calendar year, the parties shall prorate the taxes for the calendar year.

                               5.  ALTERATIONS:

       Upon written approval of the Landlord not to be unreasonably withheld, Tenant may, at its sole cost and expense, from time to time during the term of this lease, make alterations, additions or changes in and to the leases premises.

                        6.  ASSIGNMENT AND SUBLETTING:

       Upon written approval of Landlord not to be unreasonably withheld, Tenant or its successors may assign or sublet the leased premises in whole or in part upon condition, however, that the Tenant herein shall continue to remain liable notwithstanding such assignment or sublease for the future performance of all of the terms, covenants, and conditions of this lease.

                                7.  PLATE GLASS:

       Tenant agrees that it shall replace any plate glass broken or damaged upon the leased premises at its own cost and expense.

                                8.  INSURANCE

       Tenant agrees that it will at all times during the term hereof, at its own expense, maintain, and keep in force public liability insurance against claims for bodily injury, death or property damage occurring in or on or about the demised premises in an amount of at least $1,000,000 coverage and will also provide at its sole cost and expense full replacement cost fire and extended coverage and vandalism and malicious mischief insurance covering the improvements and building of the demised premises. Tenant shall provide Landlord with a certificate of such insurance naming the Landlord as the insured and providing that such insurance shall not be canceled without thirty
(30) days written notice to Landlord in advance of such cancellation.
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                         9.  DAMAGE AND DESTRUCTION:

       If the leased premises be damaged or destroyed in whole or in substantial part at any time during the term of this lease by fire or other casualty, Landlord will within thirty (30) days of the destruction or damage to the property notify the Tenant in writing whether it elects to restore the property or to terminate the lease. If the Landlord elects not to restore the demised premises, then this lease shall thereupon terminate and become null and void. However, should the Landlord elect to restore the premises to the condition existing before the damage or destruction, then in that event rent shall be abated according to the amount of square footage available to the Tenant for use to conduct business in while the repair and/or restoration takes place. Provided however, if the damage or destruction is such that Tenant is unable to occupy and substantially use the demised premises for continuous ninety (90) days, the Tenant may terminate the lease by written notice to Landlord. Such notice is to be given after the ninety (90) days of Tenant being dispossessed.

                              10.  CONDEMNATION:

       In the event that all of the leased premises shall be taken in condemnation proceedings or by exercise of any right of eminent domain, this lease shall terminate as of the date of such taking, and all unearned rent and all other charges paid in advance shall be refunded to the Tenant and the Tenant shall surrender possession of the leased premises to Landlord. The award for such taking shall belong to Landlord. Tenant shall be entitled to make claim in its name to the condemning authorities for the value of any furniture, trade fixtures, trade equipment, merchandise or personal property of any kind belonging to Tenant and not forming part of the real estate, or for the cost of moving all of the same, and any such award made directly to Tenant shall belong entirely to the Tenant.

       In the event that a portion of, but not all, of the leased premises shall be taken in condemnation proceedings or by exercise of any right of eminent domain and if as a result of such partial taking the ground floor area of the building on the leased premises remaining after the taking is less than eighty (80) percent of the ground floor area of said building prior to the taking, or if the parking area, after the taking is less than 80% of the parking area prior to the taking, then in such event, Tenant shall have the right to terminate this lease provided the Tenant shall have given notice to Landlord within (30) days after knowledge by Tenant of such taking of Tenant's intention to cancel this lease. Whereupon, Tenant shall be liable only for the rent up to the time of such taking or the date when Tenant shall vacate the leased premises, whichever date is later, and Tenant shall be entitled to refund of any advanced rentals paid by it for the period subsequent to the latter of such dates.
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       In the event that Tenant does not exercise its election to cancel this lease, then and in the event:

               a. This lease shall continue in full force and effect as to the portion of the leased premises not taken for the balance of the term of this lease; however, the annual rent for the unexpired term shall be reduced by that portion which the area so taken shall bear to the entire area of the demised premises immediately prior to such taking;

               b. Landlord diligently shall make all necessary repairs or alterations to restore the building and/or parking lot to a complete architectural unit.

                        11.  MAINTENANCE AND REPAIRS:

       Landlord will keep the roof and the exterior walls of the demised premises, and the parking lot in proper repair provided that in each case, Tenant shall have given Landlord prior written notice of the necessity of such repairs. Tenant will keep the interior of the demised premises, which includes, but is not limited to, all the electrical, plumbing, heating, air conditioning and other mechanical installation therein and all plate glass doors and windows in good order and repair including replacement. Tenant agrees to surrender the demised premises at the expiration or earlier termination of this lease agreement in as good a condition as when received, excepting only deterioration caused by ordinary wear and tear and damage by fire or other casualty of the kind insured against in standard policies of fire insurance and extended coverage. If Landlord refuses or neglects to repair property as required hereunder and to the reasonable satisfaction of the Tenant, as soon as reasonably possible after written demand, Tenant may (but is not required to do) make such repairs. Landlord shall pay Tenant's reasonable costs for making such repairs or Tenant may credit the costs of the repairs against the monthly rental payment or payments thereafter falling due.

                            12.  TRADE AGREEMENTS:

       All trade fixtures installed by Tenant in the demised premises shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this lease agreement or any renewal or extension thereof.

                             13.  QUIET ENJOYMENT

       Tenant, upon paying the rent, and subject to all of the terms and covenants of this lease, on the Tenant's part to be kept, observed, and performed, shall quietly have and enjoy the leased premises during the term of this lease without hindrance or molestation by any person. Landlord for himself, his heirs, successors and assigns, agrees that Tenant, its successors, and assigns, shall have enjoyment of the entire premises during the term of this lease in accordance with this lease. The Landlord covenants that at the time of the execution of this lease, Landlord is in legal possession of the demised premises, has full right to lease the same for the term aforesaid, and will put Tenant in actual possess of the premises herein before provided.
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                                14.  NOTICES:

       Notices required under this lease agreement shall be given by the parties to one another at the addresses set forth below by certified mail, return receipt requested:

       Landlord:        Mr. & Mrs. Edward F. Greene
                        114 Fairway Lane
                        Wilkesboro, N.C. 28697

       Tenant:          Community Bancshares, Inc.
                        Attn: President
                        P.O. Box 2368
                        North Wilkesboro, N.C. 28659

                             15.  MISCELLANEOUS:

       Tenant agrees to comply with all applicable laws and regulations governing its use of the demised premises. If the term of the lease commences or terminates during any month, then rent shall be prorated for that portion of a month that Tenant occupies the demised premises. Tenant agrees to indemnify and hold Landlord harmless from any claim arising out of or related to Tenant's occupation and use of the demised premises. However, there is excluded from this indemnification obligation any claims made by any predecessor in title to Landlord that the demised premises are not permitted for use as a bank. The parties agree to execute and record a memo of this lease in the Register of Deeds office of Wilkes County, North Carolina.

       IN WITNESS WHEREOF, the parties have hereunto set their hands and seal, the day and year first above written.


Landlord:                                        Tenant:

                                                 WILKES NATIONAL BANK
/s/ Edward F. Greene          (Seal)
------------------------------
EDWARD F. GREENE
                                                 BY: /s/ Ronald S. Shoemaker
                                                     -----------------------
                                                     President
/s/ Frances C. Greene         (Seal)
------------------------------
FRANCES C. GREENE                                Attest:


                                                 /s/ Brent F. Eller
                                                 ---------------------------
                                                 Secretary


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                                  EXHIBIT A

A parcel of land lying in the Northern corner of the intersection of North Carolina Secondary Road No. 1327, commonly known as Curtis Bridge Road and North Carolina Secondary Road No. 1510, commonly known as Brick Yard Road, in North Wilkesboro Township, Wilkes County, North Carolina; bounded on the North by Sturdivant-Gambill (D. B. 563, Page 49, Wilkes County Registry); and the Southeast by Jesse W. Cardwell (D.B. 276, Page 54, Wilkes County Registry), and S.R. 1510; on the Southwest by S.R. 1327 and being more particularly described from a survey on December 20, 1981, by R. H. Carpenter, R.L.S. (L01385).

BEGINNING on a point in the center of the aforesaid S. R. 1510, said point being the eastern edge of the right of way along the aforesaid S. R. 1327; thence along the eastern edge of said right of way North 41 (degrees) 35' 05" West 108.00 feet to a R/W Monument; thence continuing along said R/W North 28 (degrees) 34' 36" West 200.25 feet; thence continuing along said R/W North 31 (degrees) 27' 14" West 22.00 feet; thence a new line South 86 (degrees) 58' 18" East 327.55 feet to a point in the center of S. R. 1510, said point also being in J. W. Cardwell's line; thence along the center of said road and Cardwell's line South 28 (degrees) 32' 48" West 118.00 feet; thence leaving Cardwell's line and continuing along (degrees) the center of said road South 30 (degrees) 42' 51" West 179.65 feet to the point of BEGINNING containing
1.066 acres by D.M.D.

NORTH CAROLINA
WILKES COUNTY

       I, _______________________, a Notary Public of the county and State aforesaid, certify that EDWARD F. GREENE personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

       Witness, my hand and official seal, this the ___ day of____________,1997.


                                                 _______________________________
                                                           NOTARY PUBLIC
My commission expires____________________.

NORTH CAROLINA
WILKES COUNTY

       I, _______________ , a Notary Public of the County and State aforesaid certify that FRANCES C. GREENE personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

       Witness my hand and official seal, this the ____ day of __________, 1997.


                                                 _______________________________
                                                          NOTARY PUBLIC
My commission expires____________________.

NORTH CAROLINA
WILKES COUNTY

       I, _____________________________, a Notary Public of the County and
State aforesaid certify that ____________________________ personally came before me this day and acknowledged that he is secretary of COMMUNITY BANCSHARES, INC., a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its president, sealed with its corporate seal, and attested by himself as its secretary.

       Witness my hand and official seal, this the _______ day of _______, 1997.


                                                 _______________________________
                                                          NOTARY PUBLIC
My commission expires____________________.